EXHIBIT 10.02

购 销 合 同

供方：揭阳市海阳贸易有限公司　　　　　　合同编号：

　　　　　　　　　　　　　　　　　　　　签订地点：

需方：广州悦荣贸易有限公司　　　　　　　签订时间：2014 年 2 月 18 日

一、　产品名称、商标、厂家、数量、金额。

产品名称	规格	单位	数量	单价	总金额
枕头		个	860	182	156520
全棉四件套		个	290	299.85	86956.5
床垫		床	16	2200	35200
泡棉枕		个	1693	194.863	329903
床笠四件套	203+152	套	91	502.5	45727.5
优莱斯雅-弹簧床垫-勋章五星【3D】织锦布 A478	200*180	张	60	914.56	54873.6
优莱斯雅-弹簧床垫-勋章五星【3D】织锦布 A478	200*180	张	77	785.44	60478.88
优莱斯雅-弹簧床垫-勋章五星【3D】织锦布 A478	190*150	张	70	762.98	53408.6
穗宝-椰棕床垫-南海椰歌 10C【3D】涤纶布 D23	190*120	张	90	874.68	78721.2
优莱斯雅-弹簧床垫-EA130 织锦布 A61	190*150	张	82	936.01	76752.82
穗宝-弹簧床垫-南国之春【3D】织锦布 A77	190*150	张	95	1162.02	110391.9
穗宝-弹簧床垫-南国之春【3D】织锦布 A77	200*180	张	76	1402.25	106571
雅兰床垫	150*190	张	22	1907.34	41961.6
床笠四件套	203+152	套	92	602.5	55430
雅兰床垫	180*200	张	20	1955.17	39103.4
优莱斯雅-弹簧床垫-EA235 织锦布 A7	197*175	张	80	2100	168000
合计人民币金额（大写）		壹佰伍拾万元整			

二、　质量要求技术标准：符合国家标准

三、　交（提）货地点：广州

四、　运输方式及到达站港的费用负担：需方负责

五、　包装标准、包装物回收：

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六、　结算方式及期限：款到发货

七、　开增值税专用发票 17%

八、　如需提供担保，另立合同担保书，作为合同附件。

九、　违约责任：双方协商。

十、　解决合同纠纷的方式：协商解决。

十一、　其他约定事项：合同有效期限：2014 年 2 月 1 日至 2014 日 5 月 30 日

十二、　本合同一式二份，双方各执一份。本合同自双方授权代表签字盖章后立即生效、传真件有效。

供　　方：揭阳市海阳贸易有限公司	需　　方：广州悦荣贸易有限公司
单位地址：揭阳市区北环城路岭南楼下	单位地址：广州番禺大石街礼村工业园
法定代表人：	法定代表人：王俊峰
电　　话：0663-8665587	电　　话：020-34783027
开 户 行：中国银行揭阳市进贤支行	开 户 行：工商银行广州华南大石支行
账　　号：866513054308091001	账　　号：3602074819100031308

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Sales and Purchase Contract

Vendor: Jieyang Hai Yang Trading Co., Ltd.                            Contract Number: CG20140218

Buyer: Guangzhou Yuewin Trading Co., Ltd.                            Date: 2014-02-18

Both sides of the contractors agreed with the following:

1. Product information:

Model (CM)	Product Name	Quantity	Unit	Unit Price (Tax Included)	Total	Comment
Standard	Pillows	860	Piece	RMB 182.00	RMB 156,520.00
Standard	Bedding Covers	290	Set	RMB 299.85	RMB 86,956.50	Cotton
Standard	Mattresses	16	Piece	RMB 2,200.00	RMB 35,200.00
Standard	Foam Pillows	1693	Piece	RMB 194.86	RMB 329,903.00
203*152	Bedding Covers	91	Set	RMB 502.50	RMB 45,727.50
200*180	Mattresses	60	Piece	RMB 914.56	RMB 54,873.60	A478
200*180	Mattresses	77	Piece	RMB 785.44	RMB 60,478.88	A478
190*150	Mattresses	70	Piece	RMB 762.98	RMB 53,408.60	A478
190*120	Mattresses	90	Piece	RMB 874.68	RMB 78,721.20	D23
190*150	Mattresses	82	Piece	RMB 936.01	RMB 76,752.82	A61
190*150	Mattresses	95	Piece	RMB 1,162.02	RMB 110,391.90	A77
200*180	Mattresses	76	Piece	RMB 1,402.25	RMB 106,571.00	A77
190*150	Mattresses	22	Piece	RMB 1,907.34	RMB 41,961.60	Yalan
203*152	Bedding Covers	92	Set	RMB 602.50	RMB 55,430.00
200*180	Mattresses	20	Piece	RMB 1,955.17	RMB 39,103.40
197*175	Mattresses	80	Piece	RMB 2,100.00	RMB 168,000.00
Total: 1,500,000.00
Total: ONE MILLION FIVE HUNDRED THOUSAND ONLY

2. Product quality: national standard.

3. Shipping location: Guangzhou.

4. Shipping method and shipping fee: buyer will pay for the shipping fee.

5. Packing standard: standard.

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6. Paying method: pay after the products are delivered.

7. Invoice: standard tax included invoice.

8. If buy needs guarantee, then both of the contractors will sign another guarantee agreement, and attach it to this contract.

9. Contract violation solution: both of the contractors will come up with an agreement.

10. When disagreement comes up with this contract, both of the contractors will make a new agreement.

11. Other: this contract is valid since February 2, 2014 to May 30, 2014.

12. This contract valid since the date both parties sign and stamp. This contract shall be provided in two copies, with each party holding one copy, the two copies and fax copies having the same legal validity.

Vendor: Jieyang Hai Yang Trading Co., Ltd

Contact: Bin Yu

Address: Lingnan Building, North Huan Cheng Road, Jieyang

TEL: 0663-8665587

Buyer: Guangzhou Yuewin Trading Co., Ltd.

Contact: Xuezhen Pan

Address: 3/F, Hezhan Multifunction Industrial Part, Panyu District, Guangzhou

TEL: 020-34783636

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